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                                                                    EXHIBIT 20.3

                            MONTHLY SERVICER'S CERTIFICATE

                               RETAILERS NATIONAL BANK

                        DAYTON HUDSON CREDIT CARD MASTER TRUST
                                    SERIES 1997-1



The undersigned, a duly authorized representative of Retailers National Bank, as Servicer ("RNB") pursuant to the Pooling and Servicing Agreement dated as of September 13, 1995 (as may be amended, from time to time, the "Agreement") as supplemented by the Series 1997-1 Supplement (as amended and supplemented, the "Series Supplement"), among RNB, Dayton Hudson Receivables Corporation and Norwest Bank Minnesota, National Association, does hereby certify as follows:

            1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

            2. RNB is, as of the date hereof, the Servicer under the Agreement.

            3.   The undersigned is a Servicing Officer.

            4. This certificate relates to the Distribution Date occuring on February 25, 1998.

            5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date.

            6. As of the date hereof, to the best knowledge of the undersigned, no Early Amortization Event occurred on or prior to such Distribution Date.

            7. The aggregate amount of Collections processed for the preceding Monthly Period was equal to $482,911,981.73.

            8. The aggregate amount of Collections of Finance Charge Receivables (including Discounted Receivables) for the preceding Monthly Period was equal to $52,246,756.89.

            9. The aggregate amount of Collections of Principal Receivables for the preceding Monthly Period was equal to $430,665,224.84.

            10. The aggregate amount of the Defaulted Amount for the preceding Monthly Period was equal to $15,600,999.11.

            11. The aggregate amount of Recoveries for the preceding Monthly Period was equal to $1,908,799.82.

            12. The Portfolio Yield for the preceding Monthly Period was equal to 18.49%.

            13. The Base Rate for the preceding Monthly Period was equal to 6.78%.

            14. The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was equal to $2,420,118,574.61.

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            15.  The balance on deposit in the Collection Account with respect to Collections processed as of the end of the last day of the preceding Monthly Period was equal to $2,083,333.34.

            16. The aggregate amount of Adjustments for the preceding Monthly Period was equal to $52,546,871.17.

            17. The aggregate amount of withdrawals, drawings or payments under any Enhancement to be made with respect to the preceding Monthly Period is equal to $0.00.

            18.  The total amount to be distributed to Investor
                 Certificateholders on the Distribution Date is equal to $2,083,333.34.

            19. The amount to be distributed to Investor Certificateholders on the Distribution Date per $1,000 original principal amount is equal to:

                                    Class A   5.208

            20. The amount of such distribution allocable to principal is equal to $0.00.

            21. The amount of such distribution allocable to principal per $1,000 original principal amount is equal to:

                                    Class A   0.000

            22. The amount of such distribution allocable to interest is equal to $2,083,333.34.

            23. The amount of such distribution allocable to interest per $1,000 original principal amount is equal to:

                                    Class A   5.208


                 IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer's Certificate this 20th day of February, 1998.




                 RETAILERS NATIONAL BANK,
                   AS SERVICER



                 BY: /s/ Thomas A. Swanson
                 ----------------------------------
                   NAME:  THOMAS  A. SWANSON
                   TITLE:  VICE PRESIDENT & CASHIER